Exhibit 99.1
October 29, 2024

NGL Energy Holdings LLC
6120 South Yale Avenue, Suite 805
Tulsa, Oklahoma 74136

Re: Notice of Resignation from Board of Directors

Ladies and Gentlemen,

Following the disposition by EIG Neptune Equity Aggregator, L.P., FSSL Finance BB Assetco LLC and FS Energy and Power Fund of 100% of the Class D Preferred Units of NGL Energy Partners, LP held by them, and in accordance with Section 9.02(d)(ii) of NGL Energy Holdings LLC’s (the “Company”) Third Amended and Restated Limited Liability Company Agreement, dated as of February 25, 2013, as amended, restated, supplemented or otherwise modified from time to time (the “Operating Agreement”), please be advised that I hereby resign as a Director of the Company, effective as of 5:00pm New York time on October 30, 2024. Please note that my resignation as Director is not intended to adversely affect my rights under Article XII of the Operating Agreement or Sections 7.7 and 7.8 of the Partnership LP Agreement (as defined in the Operating Agreement), or any policy of insurance applicable to my service as a Director, in respect of my period of service on the Board of Directors.

Thank you for the opportunity to serve on the Board.

Sincerely,

Randall S. Wade

/s/ Randall S. Wade